EXHIBIT A

                     AMENDMENT TO ARTICLES OF INCORPORATION

RESOLVED,  the  Articles  of  Incorporation  of  Rich  Earth,  Inc.  as follows:

1. The First Article be amended changing the name from Rich Earth, Inc. to GlobalNet, Inc.;
2. The Fifth Article be amended allowing the Board of Directors to consist of from one (1) to fifteen (15) directors, as may be determined from time to time by the existing Board of Directors.
3. The Certificate of Articles of Amendment of the Articles of Incorporation as attached to this resolution is hereby approved.
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                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                                RICH EARTH, INC.
                                ----------------

     Pursuant to the provisions of section 78.209, Nevada Revised Statutes, the undersigned President and Secretary of Rich Earth, Inc. (the "Corporation"), does hereby certify the Board of Directors of the Corporation adopted a resolution to amend the original articles as follows:

ARTICLE  FIRST  WHICH  PRESENTLY  READS  AS  FOLLOWS:

                                  ARTICLE FIRST
                                 Corporate Name

The  name  of  the  Corporation  shall  be:

                                RICH  EARTH,  INC.

Is  HEREBY  AMENDED  TO  READ  AS  FOLLOWS:

                                  ARTICLE FIRST
                                 Corporate Name

The  name  of  the  Corporation  is:

                                GLOBALNET,  INC.

ARTICLE  FIVE  WHICH  PRESENTLY  READS  AS  FOLLOWS:

                                  ARTICLE FIVE
                                    DIRECTORS
                                    ---------

     The Directors are hereby granted the authority to do any act on behalf of the Corporation as may be allowed by law. Any action taken in good faith, shall be deemed appropriate and in each instances where the Articles of Incorporation so authorize, such action by the Directors, shall be deemed to exist in these Articles and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated herein.

     The Board of Directors may consist of from one (1) to nine (9) directors, as determined, from time to time, by the then existing Board of Directors.
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IS  HEREBY  AMENDED  TO  READ  AS  FOLLOWS:

                                  ARTICLE FIVE
                                    DIRECTORS
                                    ---------

     The Directors are hereby granted the authority to do any act on behalf of the Corporation as may be allowed by law. Any action taken in good faith, shall be deemed appropriate and in each instances where the Articles of Incorporation so authorize, such action by the Directors, shall be deemed to exist in these Articles and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated herein.

     The Board of Directors may consist of from one (1) to fifteen (15) directors, as determined, from time to time, by the then existing Board of Directors.




     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 9,960,000; that the said changes and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


     The  effective  date  of  this  amendment  is May __, 2000, at the Closing.



     ______________________________          ______________________________
Xenios  Xenopoulos,  Secretary               Xenios  Xenopoulos,  President


On the _____ Day of May, 2000 Xenios Xenopoulos the sole director and officer of the Company personally appeared before me, a Notary Public in and for the Country of Cyprus, and acknowledged that he executed the above instrument.


______________________________
Notary  Public  in  and  for  the
Country  of  Cyprus

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